As filed with the Securities and Exchange Commission on  April 21,
2000, 2000.                        Registration No. 333-35332

=====================================================================

                 SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                     ------------------------
                           FORM SB-2/A-1
      REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       CAMDEN MINES LIMITED
          (Name of small business issuer in its charter)

Nevada                        1081                88-0435904
--------------------------------------------------------------------
(State or Other          (Primary Standard        (IRS Employer
Jurisdiction of          Industrial               Identification #)
Organization)            Classification Code)

CAMDEN MINES LIMITED               Conrad C. Lysiak, Esq.
1040 West Georgia St., Suite 1160  601 West First Avenue, Suite 503
Vancouver, B.C., Canada V6E 4H1    Spokane, Washington  99201
(604) 605-0885                     (509) 624-1475
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(Address and telephone of          (Name, address and telephone
registrant's executive office)     number of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:   As
     soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

=====================================================================

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                  CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------

Securities        Amount To Be  Offering Price  Aggregate       Registration
To Be Registered  Registered    Per Share       Offering Price  Fee [1]

Common Stock:     2,000,000     $0.10           $200,000        $ 100.00
                  shares
---------------------------------------------------------------------

[1] Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c).

     REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

Prospectus

                       CAMDEN MINING LIMITED
                      SHARES OF COMMON STOCK
                  No Minimum - 2,000,000 Maximum

     Prior to this offering, there has been no public market for the common stock.

     We are offering up to a total of 2,000,000 shares of common stock. The offering price is $0.10 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days if we so choose to do so.

     Investing in our common stock involves certain risks.

---------------------------------------------------------------------
                    Price          Aggregate           Proceeds
                    Per Share      Offering Price      to Us
---------------------------------------------------------------------

Common Stock        $0.10          $200,000            $150,000
--------------------------------------------------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It's illegal to tell you otherwise

     The date of this prospectus is _________________, 2000.

                        TABLE OF CONTENTS



                                                           Page No.

SUMMARY OF PROSPECTUS     .    .    .    .    .    .    .     5

RISK FACTORS    .    .    .    .    .    .    .    .    .     5
  RISKS ASSOCIATED WITH OUR COMPANY      .    .    .    .     5
  RISKS ASSOCIATED WITH THIS OFFERING    .    .    .    .     8

USE OF PROCEEDS      .    .    .    .    .    .    .    .     9

DETERMINATION OF OFFERING PRICE     .    .    .    .    .    10

CAPITALIZATION  .    .    .    .    .    .    .    .    .    10

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES .    .    .    11

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING   .    .    .    14

BUSINESS   .    .    .    .    .    .    .    .    .    .    16

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
 FINANCIAL  CONDITION AND RESULTS OF OPERATIONS    .    .    20

MANAGEMENT .    .    .    .    .    .    .    .    .    .    25

EXECUTIVE COMPENSATION    .    .    .    .    .    .    .    27

PRINCIPAL SHAREHOLDERS    .    .    .    .    .    .    .    28

DESCRIPTION OF SECURITIES .    .    .    .    .    .    .    29

CERTAIN TRANSACTIONS      .    .    .    .    .    .    .    31

LITIGATION .    .    .    .    .    .    .    .    .    .    32

EXPERTS    .    .    .    .    .    .    .    .    .    .    32

LEGAL MATTERS   .    .    .    .    .    .    .    .    .    32

FINANCIAL STATEMENTS .    .    .    .    .    .    .    .    32

--------------------------------------------------------------------
                      SUMMARY OF OUR OFFERING
--------------------------------------------------------------------

Our Business

     We are an exploration company. We own one property. We intend to explore for gold on our property.

     Our administrative office is located at     1040 West Georgia
Street, Suite 1160, Vancouver, British Columbia, Canada V6E 4H1     ,
telephone (604) 605-0885 and our registered statutory office is located at 5844 South Pecos Road, Suite D, Las Vegas, Nevada 89120. Our fiscal year end is June 30.

The Offering

     Following is a brief summary of this offering:

Securities being offered .    .    .    Up to 2,000,000 shares of
                                        common stock, par value
                                        $0.00001.
Offering price per share      .    .    $ 0.10
Offering period     .    .    .    .    The shares are being offered
                                        for a period not to exceed 90
                                        days, unless extended by our
                                        board of directors for an
                                        additional 90 days.
Net proceeds to our company   .    .    Approximately $150,000.
Use of proceeds     .    .    .    .    We will use the proceeds to
                                        pay for offering  expenses,
                                        research and exploration.
Number of shares outstanding
 before the offering     .    .    .    4,500,000
Number of shares outstanding
 after the offering      .    .    .    6,500,000

--------------------------------------------------------------------
                            RISK FACTORS
--------------------------------------------------------------------

      PLEASE CONSIDER THE FOLLOWING RISK FACTORS BEFORE DECIDING TO INVEST IN THE COMMON STOCK

RISKS ASSOCIATED WITH OUR COMPANY:

     1. We have maintained losses since inception and cannot guaranty revenues in the future.

     We were incorporated in September 1999 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $247,185. Our ability to achieve and maintain profitability and positive cash flow is dependent upon

     *    our ability to locate a profitable mineral property
     *    our ability to generate revenues
     *    our ability to reduce exploration and development costs.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research, exploration and development of our mineral properties. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

     2. We have no known ore reserves and we cannot guarantee we will find any gold or if we find gold that production will be profitable.

      We have no known ore reserves and we cannot guaranty we will ever find any gold. We are in the very early exploration stage and are dependent on the proceeds from this offering to start our
exploration program.   Even if we find that there is gold on our
property, we cannot guaranty that we will be able to recover the gold. Even if we recover gold, we cannot guaranty that we will make a profit.

         3. Our auditors have expressed concern that we may not be able to stay in business.

     Our independent certified public accountants have included in their report a paragraph wherein they expressed doubt about our ability to continue in business as a going concern unless we raise more money.

     4. Weather interruptions in the province of British Columbia may affect and delay our proposed exploration operations.

     Our proposed exploration and development work can only be performed approximately five to six months out of the year. This is because rain and snow cause roads leading to our claims to be impassible during four months of the year. When roads are impassible, we are unable to work and generate income.

     5. Because we are small and do not have much capital, we must limit our exploration and development.

         Because we are small and do not have much capital, we will not:

     *    Devote the time we would like to exploring our property.
     * Spend as much money as we would like to exploring our property.
     * Rent the quality of equipment we would like to have for exploration.
     * Have the number of people working on the property that we would like to have.

     By limiting our operations, it will take longer to generate revenues to us and for you to realize any profit on your investment. If we do not discover ore, you will not realize anything on your investment. There are other larger exploration companies that could and probably would spend more time and money in exploring our property.

     6. We may not have access to all of the supplies and materials we need.

     Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, such as dynamite, and certain equipment such as bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locates products, equipment and materials after this offering is complete. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

     7. If we are unable to find and develop an ore reserve, you will loose your investment.

     Our success depends on finding and developing an ore reserve. If we don't find an ore reserve containing gold or we cannot develop the ore reserve, either because we do not have the money to do it or because it is not economically feasible to do it, we will cease operations and you will loose your investment.

     8.  People we do business with may not be year 2000 compliant.

     We are year 2000 compliant. We do not know if people we will be doing business with in the future are year 2000 compliant. If someone we do business with is not year 2000 compliant, the services or products he furnishes to us could be interrupted. If the services or products are interrupted, we may have to suspend operations while he corrects his year 2000 compliance.

     9. You could loose all of your investment if we do not have enough money to complete our exploration an development.

     We may not have enough money to complete our exploration and the
development of the property.     We expect to raise enough money to
satisfy our cash needs for twelve months.       If it turns our that
we have not raised enough money to complete our exploration and development program, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. In we need additional money and can't raise it, we will have to suspend or cease operations.

RISKS ASSOCIATED WITH THIS OFFERING:

     10. After this offering, control of the company will remain with Messrs. Grenfal, Stetsenko and Grabovetsky.

     Even if we sell all 2,000,000 shares of common stock in this offering, Messrs. Grenfal, Stetsenko and Grabovetsky will still own 4,500,000 shares and will continue to control us. As a result, after completion of this offering, regardless of the number of shares we sell, Messrs. Grenfal, Stetsenko and Grabovetsky will be able to elect all of our directors and control our operations. Our articles of incorporation do not provide for cumulative voting. Cumulative voting is a process that allows a shareholder to multiply the number of shares he owns times the number of directors to be elected. That number is the total votes a person can cast for all of the directors. Those votes can be allocated in any manner to the directors being elected. Cumulative voting, in some cases, will allow a minority group to elect at least one director to the board. Our existing stockholders do not intend to purchase any shares in this offering. This means that existing shareholders will not be expanding their ownership. Further, the concentrated control in the hands of Messrs. Grenfal, Stetsenko and Grabovetsky may inhibit a change of control and may adversely affect the market price of your common stock.

     11.  Benefits to the company's present shareholders.

     Messrs Grenfal, Stetsenko and Grabovetsky, our only shareholders, will receive a substantial benefit from your investment. They are supplying the property to be explored which is valued at $54, cash of $679 and a loan of $11,400 which has to be repaid. You, on the other hand, will be providing all of the cash for our operations. As a result, if we cease operations for any reason, you will lose your investment while Messrs Grenfal, Stetsenko
and Grabovetsky will loose only approximately     $12,133 and
represents the foregoing amounts.

     12. There is no public trading market for our common stock, so you may be unable to sell your shares.

     There is currently no public trading market for our common stock. We cannot guaranty a market will ever develop. If a market does not develop, it will be very difficult, if not impossible for you to resell your shares.

     13. There is no minimum number of shares that must be sold and we will not refund any funds to you.

     There is no minimum number of shares that must be sold in this offering, even if we raise a nominal amount of money. Any money we receive will be immediately appropriated by us. We may not raise enough money to start or complete exploration. No money will be refunded to you under any circumstances.

     14. Sales of common by our officers and directors will likely cause the market price for the common stock to drop.

     A total of 4,500,000 shares of stock were issued to our three officers and directors. They paid an average price of $0.055. They will likely sell a portion of their stock if the market price goes above $0.10. If they do sell there stock into the market, the sales may cause the market price of the stock to drop.

CAUTIONARY STATEMENT REGARDING FORWARDING-LOOKING STATEMENTS

     Some discussions in this prospectus may contain forward-looking statements that involve risks and uncertainties. A number of important factors could cause our actual results to differ materially from those expressed in any forward-looking statements made by us in this prospectus. Such factors include, those discussed in "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as those discussed elsewhere in this prospectus. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events.

--------------------------------------------------------------------
                          USE OF PROCEEDS
--------------------------------------------------------------------

     The net proceeds to us after deducting offering expenses of $50,000 will be $150,000 if all of the shares are sold. The first $50,000 raised will be used offering expenses. We will use the net proceeds as follows:

     Amount raised  $ 50,000  $100,000  $150,000  $200,000

                              Allocation

Offering expenses   $ 50,000  $ 50,000  $  50,000 $  50,000
Exploration         $      0  $ 50,000  $ 100,000 $ 140,000
Working capital     $      0  $      0  $      0  $  10,000


     We have allocated a wide range of money for exploration. That is because we do not know how much will ultimately be needed for exploration. If we are successful in immediately finding gold, we will stop exploring and go on to develop the property. Costs of exploring will then cease. On the other hand if we do not immediately find gold, we will continue to explore for gold on the property. If we have to continue to explore for gold, the costs of exploration will increase.

         Working capital is the cost related to operating our office.

     While we currently intend to use the proceeds of this offering substantially in the manner set forth above, we reserve the right to reassess and reassign such use if, in the judgement of our board of directors, such changes are necessary or advisable. At present, no material changes are contemplated. Should there be any material changes in the above projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the same.

--------------------------------------------------------------------
                  DETERMINATION OF OFFERING PRICE
--------------------------------------------------------------------

     The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $200,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

     *    our lack operating history
     *    the proceeds to be raised by the offering
     * the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders, and
     *    our relative cash requirements.

--------------------------------------------------------------------
                          CAPITALIZATION
--------------------------------------------------------------------

     The following table sets forth our capitalization at March 31, 2000, on a historical.

     This table should be read in conjunction with the section entitled, "Management's Discussion and Analysis of Financial
Condition and Results of Operations" our Financial Statements and
Notes; and other financial and operating data included elsewhere in this prospectus.

                                                  03/31/00
                                                  Actual
Stockholder's Equity:
Common Stock: 100,000,000 shares authorized,
 par value $0.00001 4,500,000 issued and
 outstanding                                      $       45
 5,000,000 issued and outstanding
 5,500,000 issued and outstanding
 6,000,000 issued and outstanding
 6,500,000 issued and outstanding
Additional Paid-in Capital                        $  247,455
Deficit accumulated during the
 development stage                                $ (249,994)
                                                  ----------
TOTAL STOCKHOLDERS' EQUITY (deficit)              $   (2,494)
                                                  ==========

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           DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES
--------------------------------------------------------------------

     "Dilution" represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. "Net tangible book value" is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

     As of March 31, 2000, the net tangible book value of our shares of common stock was $(2,494) or approximately NIL per share based upon 4,500,000 shares outstanding.

     Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 6,500,000 shares to be outstanding will be $147,506, or approximately $0.02. The net tangible book value of the shares held by our existing stockholders will be increased by $0.02 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.02 per share.

     Upon completion of this offering, in the event 75% of the shares are sold, the net tangible book value of the 6,000,000 shares to be outstanding will be $97,506, or approximately $0.02 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.02 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.02 per share.

     Upon completion of this offering, in the event 50% of the shares are sold, the net tangible book value of the 5,500,000 shares to be outstanding will be $47,506, or approximately $0.01 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.01 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.01 per share.

     Upon completion of this offering, in the event 25% of the shares are sold, the net tangible book value of the 5,000,000 shares to be outstanding will be $(2,494), or approximately NIL per share. The net tangible book value of the shares held by our existing stockholders will be increased by NIL per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to NIL per share.

     After completion of this offering, if 2,000,000 shares are sold, you will own approximately 31% of the total number of shares then outstanding shares for which you will have made a cash investment of $200,000, or $0.10 per share. Our existing stockholders will own approximately 69% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $247,500, or approximately $0.055 per share.

     After completion of this offering, if 1,500,000 shares are sold, you will own approximately 25% of the total number of shares then outstanding shares for which you will have made a cash investment of $150,000, or $0.10 per share. Our existing stockholders will own approximately 75% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $247,500, or approximately $0.055 per share.

     After completion of this offering, if 1,000,000 shares are sold, you will own approximately 18% of the total number of shares then outstanding shares for which you will have made a cash investment of $100,000, or $0.10 per share. Our existing stockholders will own approximately 82% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $247,500, or approximately $0.055 per share.

     After completion of this offering, if 500,000 shares are sold, you will own approximately 10% of the total number of shares then outstanding shares for which you will have made a cash investment of $50,000, or $0.10 per share. Our existing stockholders will own approximately 90% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $247,500, or approximately $0.055 per share.

     The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

EXISTING STOCKHOLDERS

Price per share     .    .    .    .    .    .    .    $    0.055
Net tangible book value per share before offering .    $     NIL
Net tangible book value per share after offering       $    0.02
Increase to present stockholders in net tangible book
value per share after offering     .    .    .    .    $    0.02
Capital contributions    .    .    .    .    .    .    $ 247,500
Number of shares outstanding before the offering       4,500,000
Number of shares after offering
 held by existing stockholders     .    .    .    .    4,500,000
Percentage of ownership after offering  .    .    .          69%

PURCHASERS OF SHARES IN THIS OFFERING IF ALL SHARES SOLD

Price per share     .    .    .    .    .    .    .    $    0.10
Dilution per share  .    .    .    .    .    .    .    $    0.08
Capital contributions    .    .    .    .    .    .    $ 200,000
Number of shares after offering held
 by public investors     .    .    .    .    .    .    2,000,000
Percentage of ownership after offering  .    .    .          31%

PURCHASERS OF SHARES IN THIS OFFERING IF 75% OF SHARES SOLD

Price per share     .    .    .    .    .    .    .    $    0.10
Dilution per share  .    .    .    .    .    .    .    $    0.08
Capital contributions    .    .    .    .    .    .    $ 150,000
Number of shares after offering held
 by public investors     .    .    .    .    .    .    1,500,000
Percentage of ownership after offering  .    .    .          25%

PURCHASERS OF SHARES IN THIS OFFERING IF 50% OF SHARES SOLD

Price per share     .    .    .    .    .    .    .    $    0.10
Dilution per share  .    .    .    .    .    .    .    $    0.09
Capital contributions    .    .    .    .    .    .    $ 100,000
Number of shares after offering held
 by public investors     .    .    .    .    .    .    1,000,000
Percentage of ownership after offering  .    .    .          18%

PURCHASERS OF SHARES IN THIS OFFERING IF 25% OF SHARES SOLD

Price per share     .    .    .    .    .    .    .    $    0.10
Dilution per share  .    .    .    .    .    .    .    $    0.10
Capital contributions    .    .    .    .    .    .    $  50,000
Number of shares after offering held
 by public investors     .    .    .    .    .    .      500,000
Percentage of ownership after offering  .    .    .          10%

--------------------------------------------------------------------
            PLAN OF DISTRIBUTION; TERMS OF THE OFFERING
--------------------------------------------------------------------

Offering Will Be Sold By One of Our Officers

     The offering price is $0.10 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days if we so choose to do so.

     There is no minimum number of shares that must be sold in this offering. Any money we receive will be immediately appropriated by us for the uses set forth in the Use of Proceeds section of this prospectus. No funds will be placed in an escrow account during the offering period and no money will be returned once the subscription has been accepted by us.

     We will sell the shares in this offering through Yaroslav
Grabovetsky, one of our officers and directors.     Mr. Grabovetsky
will contact individuals and corporations with whom has an existing or past pre-existing business or personal relationship and will
attempt to sell them our common stock.      Mr. Grabovetsky will
receive no commission from the sale of any shares. Mr. Grabovetsky will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

     1. The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

     2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

     3. The person is not at the time of their participation, an associated person of a broker-dealer; and,

     4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve
(12) months other than in reliance on Paragraphs (a)(4)(i) or
(a)(4)(iii).

      Mr. Grabovetsky is not subject to disqualification, is not
being compensated, and is not associated with a broker-dealer.   Mr.
Grabovetsky is and will continue to be one of our officers and directors at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. Mr. Grabovetsky has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

     Only after our registration statement is declared effective by the SEC, we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our
offering.   We will also distribute the prospectus to potential
investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

Offering Period and Expiration Date

     This offering will commence on the date of this prospectus and continue for a period of 90 days. We may extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us.

Procedures for Subscribing

     If you decide to subscribe for any shares in this offering, you must

     1.  execute and deliver a subscription agreement

     2. deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "CAMDEN MINES
LIMITED."

Right to Reject Subscriptions

     We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Regulation M

         Our officers and directors will not be purchasing any of the shares of common stock offered by us in this offering. Other than the foregoing, no consideration has been given to the compliance of Regulation M of the Exchange Act. Regulation M is intended to preclude manipulative conduct by persons with an interest in the outcome of an offering, while easing regulatory burdens on offering participants.

---------------------------------------------------------------------
                             BUSINESS
---------------------------------------------------------------------

General

     We were incorporated in the State of Nevada on September 14, 1999. We are engaged in the acquisition, exploration and development of mining properties. We maintain our statutory registered agent's office at 5844 South Pecos Road, Suite D, Las Vegas, Nevada 89120 and
our business office is located at     1040 West Georgia Street, Suite
1160, Vancouver, British Columbia, Canada V6E 4H1     . Our telephone
number is (604) 605-0885. Our offices are leased from Callinan Mines Ltd. on a month to month basis and our monthly rental is $-0-.

Background

     In September 1999, Hugh Grenfal our President and a member of the board of directors, acquired one mineral property containing eight mining claims in British Columbia, Canada by arranging the staking of the same through a third party. Mr. Grenfal paid $1,358 to stake the claims. The claims are recorded in Mr. Grenfal's name to avoid paying additional fees, however, title to the claims has
been conveyed to us by an unrecorded deed.    Under British Columbia
provincial law, if the deed is recorded in our name, we will have to pay a minimum of $500.00 and file other documents since we are a foreign corporation in Canada. We have decided that if gold is discovered on the property and it is economical to remove the gold, we will record the deed, pay the additional tax and file as a foreign corporation.

Historical Background

     To date we have not performed any work on our property. We are presently in the exploration stage and there is no assurance that a commercially viable mineral deposit, a reserve, exists in our property until further exploration is done and a comprehensive evaluation concludes economic and legal feasibility. The area covered by the present Iron Wolf claims has been explored by several
companies from the 1920s to the 1980s.       Past exploration,
surveys and drilling reveals that eight holes have been drilled on the property, but neither the amount nor the extent of the ore body
has been determined.       Geological mapping, geophysical surveys
and diamond drilling have been carried out. Some mining of magnetite ore was carried out in the 1950s.

Location and Access

     The Iron Wolf property is consists of eight claims totaling 494 acres. The claims are located near the town of Campbell River on Vancouver Island, British Columbia, Canada. There is good road access leading to the main area of known mineralization on the property.

Physiography

     The property is situated on the east coast of Vancouver Island. The terrain is moderate with elevations ranging from 1,300 feet, on a knoll within the north end of the claim group to 750 feet, on the Iron River at the east central portion of the claim group. Slopes within the claim area are generally moderate.

     The claim area is entirely forest covered, with firs, balsams, cedars and various deciduous trees accounting for the trees present. Approximately 80% of the property appears to be new growth forest. There is ample water and timber available within the claim area for all phases of exploration and development. An electrical power line runs along the access road to the West Zone from the Quinsam Coal Mine. The property occurs within cellular phone coverage providing a communication solution for initial phases of exploration.

Geology and Mineralization

     The main rock types occurring in the area are volcanic and sedimentary rocks of Triassic age. These rocks are intruded by middle Jurassic aged quartz diorite. The youngest rocks are Cretaceous sedimentary rocks that overlie all other units. Two zones (East and West) of mineralization occur in the Triassic rocks, near their contract with quartz diorite. The zones are marked by the presence of garnet and magnetite rich skarn rocks. Some chalcopyrite mineralization occurs with the magnetite, with small amounts of previous metals.

MAP SUPPLIED SUPPLEMENTALLY.

Our Proposed Exploration Program

     We must conduct exploration and development to determine what amount of minerals, if any, exist on our properties and if any minerals which are found can be economically extracted and profitably processed.

     Our exploration program is designed to economically explore and evaluate our properties.

     We do not claim to have any ores or reserves whatsoever at this time on any of our properties.

     We intend to implement an exploration program and intend to proceed in the following three phases:

     Phase 1 will begin with research of the available geologic literature, personal interviews with geologists, mining engineers and others familiar with the prospect sites. We have recently begun this phase of the exploration process on our properties.

     When the research is completed, our initial work will be augmented with geologic mapping, geophysical testing and geochemical testing of our claims. When available, existing workings, such as trenches, prospect pits, shafts or tunnels will be examined. If an apparent mineralized zone is identified and narrowed down to a specific area by the studies, we will to begin trenching the area. Trenches are generally approximately 150 ft. in length and 10-20 ft. wide. These dimensions allow for a thorough examination of the surface of the vein structure types generally encountered in the area. They also allow for efficient reclamation, re-contouring and re-seeding of disturbed areas. Once excavation of a trench is completed, samples are taken and then analyzed for economically potential minerals that are known to have occurred in the area. Careful interpretation of this available data collected from the various tests aid in determining whether or not the prospect has current economic potential and whether further exploration is
warranted.     We have not entered into any negotiations or
agreements with any persons or firms to conduct exploration activities in Phase 1. We do not intend to do so until we have obtained proceeds from this offering.

     Phase 1 will take about 3 months and cost up to $20,000.

     Phase 2 involves an initial examination of the underground characteristics of the vein structure that was identified by Phase 1 of exploration. Phase 2 is aimed at identifying any mineral deposits of potential economic importance. The methods employed are

     *    more extensive trenching
     *    more advanced geophysical work
     *    drift driving

Drift driving is the process of constructing a tunnel to take samples of ore for testing. Later, the tunnel can be used for mining ore. The geophysical work gives a general understanding of the location and extent of mineralization at depths that are unreachable by surface excavations and provides a target for more extensive trenching and core drilling. Trenching identifies the continuity and extent of mineralization, if any, below the surface. After a thorough analysis of the data collected in Phase 2, we will decide if the property warrants a Phase 3 study.

     Phase 2 will take about 3 months and cost up to $20,000.

     Phase 3 is aimed at precisely defining the depth, the width, the
length, the tonnage and the value per ton of any ore body.   This is
accomplished through extensive drift driving. Phase 3 will take about 6 months and cost up to $80,000.

     We do not intend to interest other companies in the property if we find mineralized materials. We intend to try to develop the reserves ourselves.

Competitive Factors

     The gold mining industry is fragmented. We compete with other exploration companies looking for gold. We are one of the smallest exploration companies in existence. We are an infinitely small participant in the gold mining market. While we compete with other exploration companies, there is no competition for the exploration or
removal or ore from out property.   Readily available gold markets
exist in Canada and around the world for the sale of gold. As such, we will be able to sell any gold that we are able to recover.

Regulations

     Our mineral exploration program is subject to the Canadian
Mineral Tenure Act Regulation.  This act sets forth rules for

     *    locating claims
     *    posting claims
     *    working claims
     *    reporting work performed

     We are also subject to the British Columbia Mineral Exploration Code which tells us how and where we can explore for minerals. We must comply with these laws in order to operate our business.
Compliance with these rules and regulations will not adversely affect our operations.

Environmental Law

     We are also subject to the Health, Safety and Reclamation Code for Mines in British Columbia. This code deals with environmental matters relating to the exploration and development of mining properties. Its goals are to protect the environment through a series of regulations affecting:
     1.   Health and Safety
     2.   Archaeological Sites
     3.   Exploration Access

     We are responsible to provide a safe working environment, not disrupt archaeological sites, and conduct our activities in such a manner as to cause unnecessary damage to the property.

     We will secure all necessary permits for exploration and, if development is warranted on the property, will file final plans of
operation prior to the commencement of any mining operations.     We
will need to secure permits when we initiate exploration. The cost of the permit is minimal, however, a bond to cover surface damage could cost up to $5,000. The bond pays for the cost of refurbishing
the surface should we fail to do so.       We anticipate no discharge
of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. Re-contouring and re-vegetation of disturbed surface areas will be completed pursuant to law. Any portals, adit or shafts will be sealed upon abandonment of the property. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we commence our operations and know what that will involve from an environmental standpoint.

     We are in compliance with the foregoing act and will continue to comply with the act in the future. We believe that compliance with the foregoing act will not adversely affect our business operations in the future.

Employees

     Initially, we intend to use the services of subcontractors for manual labor exploration work on our properties. Our only technical employees will be Messrs. Grenfal, Stetsenko and Grabovetsky our officers and directors.

Employees and Employment Agreements

     At present, we have no employees, other than Messrs. Grenfal, Stetsenko and Grabovetsky, our officers and directors, who were compensated for their services. Messrs. Grenfal, Stetsenko and Grabovetsky, do not have employment agreements with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt such plans in the future. There are presently no personal benefits available to any employees.

         We intend to hire geologists, engineers and excavation subcontractors on an as needed basis. We have not entered into any negotiations or contracts with any of them. We do not intend to initiate negotiations or hire anyone until we receive proceeds from our offering.

--------------------------------------------------------------------
    MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                     AND RESULTS OF OPERATIONS
--------------------------------------------------------------------

     We are a start-up, exploration stage company and have not yet generated or realized any revenues from our business operations.

     Our auditors have issued a going concern opinion. This means that our auditors believe there is doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin removing and selling minerals. Accordingly, we must raise cash from sources other than the sale of minerals found on our property. That cash must be raised from other sources. Our only other source for cash at this time is investments by others in our company. We must raise cash in order to implement our project and stay in business.

     In order to meet our need for cash we are attempting to raise money from this offering. There is no assurance that we will be able to raise enough money through this offering to stay in business.
What ever money we do raise, will be applied first to exploration and then to development, if development is warranted. If we do not raise all of the money we need from this offering, we will have to find alternative sources, such as a second public offering, a private placement of securities, or loans from our officers or others. We have discussed this matter with our officers, however, our officers are unwilling to make any commitment to loan us any money at this time. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely.

     We will be conducting research in connection with the exploration of our property. We are not going to buy or sell any plant or significant equipment. We do not expect a change in our number of employees.

    Our Proposed Exploration Program

     We must conduct exploration and development to determine what amount of minerals, if any, exist on our properties and if any minerals which are found can be economically extracted and profitably processed.

     Our exploration program is designed to economically explore and evaluate our properties.

     We do not claim to have any ores or reserves whatsoever at this time on any of our properties.

     We intend to implement an exploration program and intend to proceed in the following three phases:

     Phase 1 will begin with research of the available geologic literature, personal interviews with geologists, mining engineers and others familiar with the prospect sites. We have recently begun this phase of the exploration process on our properties.

     When the research is completed, our initial work will be augmented with geologic mapping, geophysical testing and geochemical testing of our claims. When available, existing workings, such as trenches, prospect pits, shafts or tunnels will be examined. If an apparent mineralized zone is identified and narrowed down to a specific area by the studies, we will to begin trenching the area. Trenches are generally approximately 150 ft. in length and 10-20 ft. wide. These dimensions allow for a thorough examination of the surface of the vein structure types generally encountered in the area. They also allow for efficient reclamation, re-contouring and re-seeding of disturbed areas. Once excavation of a trench is completed, samples are taken and then analyzed for economically potential minerals that are known to have occurred in the area.

Careful interpretation of this available data collected from the various tests aid in determining whether or not the prospect has current economic potential and whether further exploration is warranted. We have not entered into any negotiations or agreements with any persons or firms to conduct exploration activities in Phase
1. We do not intend to do so until we have obtained proceeds from this offering.

     Phase 1 will take about 3 months and cost up to $20,000.

     Phase 2 involves an initial examination of the underground characteristics of the vein structure that was identified by Phase 1 of exploration. Phase 2 is aimed at identifying any mineral deposits of potential economic importance. The methods employed are

     *    more extensive trenching
     *    more advanced geophysical work
     *    drift driving

Drift driving is the process of constructing a tunnel to take samples of ore for testing. Later, the tunnel can be used for mining ore. The geophysical work gives a general understanding of the location and extent of mineralization at depths that are unreachable by surface excavations and provides a target for more extensive trenching and core drilling. Trenching identifies the continuity and extent of mineralization, if any, below the surface. After a thorough analysis of the data collected in Phase 2, we will decide if the property warrants a Phase 3 study.

     Phase 2 will take about 3 months and cost up to $20,000.

     Phase 3 is aimed at precisely defining the depth, the width, the
length, the tonnage and the value per ton of any ore body.   This is
accomplished through extensive drift driving. Phase 3 will take about 6 months and cost up to $80,000.

     We do not intend to interest other companies in the property if we find mineralized materials. We intend to try to develop the reserves ourselves.

Limited Operating History; Need for Additional Capital

     There is no historical financial information about our company upon which to base an evaluation of our performance. We are an exploration stage company and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration and/or development of our properties, and possible cost overruns due to price and cost increases in services.

     To become profitable and competitive, we conduct into the research and exploration of our properties before we commence production of any minerals we may find. We are seeking equity financing in order to provide for the capital required to implement our research and exploration phases.

     We have no assurance that future financing will be available to us on acceptable terms. If such financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

RESULTS OF OPERATIONS

From Inception on September 14, 1999

     We just recently acquired our first property and are commencing the research and exploration stage of our mining operations on that property at this time.

     Since inception, we have used our common stock to raise money for our property acquisition, for corporate expenses and to repay outstanding indebtedness. Net cash provided by financing activities from inception on September 14, 1999 to March 31, 2000 was $13,384, as a result of proceeds received from a short term loan and advances.

Liquidity and Capital Resources

     As of the date of this registration statement, we have yet to generate any revenues from our business operations.

     We issued 4,500,000 shares of common stock through a Section
4(2) offering in September 1999. This was accounted for as a compensation expense of $245,463 and advances and reimbursement of expenses and cash advances of $2,037.

     As of March 31, 2000, our total assets were $11,715 and our total liabilities were $11,400.

Year 2000 Compliance

     The Year 2000 issue is the result of computer programs using two digits rather than four to define the applicable year. Date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in system failures or miscalculations, causing disruptions of operations, including, among others, a temporary inability to process transactions, send invoices or engage in similar normal business activities.

Year 2000 State of Readiness

     In order to address Year 2000 issues, we developed and implemented a plan to become Year 2000 ready. The Year 2000 Plan covers the computers and technology which we use in the research and exploration of our properties. We have reviewed our technology consisting of computer hardware and software systems and found them to be Year 2000 ready. Since we do not have any vendors we cannot make any assessment of third parties. In the future, we intend to evaluate and assess the systems of any third party providers with whom we do business.

Year 2000 Costs

     To date, we have incurred no historical costs associated with our Year 2000 readiness and the magnitude of any future costs will depend upon the nature and extent of any problems that are identified.

Year 2000 Risks

     Our failure to correct a material Year 2000 problem could result in a complete failure or degradation of the performance of our computers which will interrupt our operations.

     Presently, however, we believe that our most reasonably likely worst case scenario related to the Year 2000 issue is associated with potential concerns with third party providers' services or products. In the future, we will be dependent on third-party vendors to provide manual labor, research data and studies on our properties. A significant Year 2000-related disruption to one of these vendor's computer software and/or equipment could cause a delay in our proposed research and explorations which in turn could materially and adversely affect our results of operations, liquidity and financial condition. Since we have not started business, we have not hired any third party vendors. As such we are not presently aware of any vendor-related Year 2000 issues that are likely to result in such a disruption. There is no assurance that Year 2000 third party vendors will not occur in the future.

Year 2000 Contingency Plans

     Since our equipment is Year 2000 ready, we have not adopted any Year 2000 contingency plans.

--------------------------------------------------------------------
                            MANAGEMENT
--------------------------------------------------------------------

Officers and Directors

     Each of our directors is elected by the Stockholders to a term of one (1) year and serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

     The names, addresses, ages and positions of our present officers and directors are set forth below:

Name and Address         Age       Position(s)

Hugh Grenfal             30        President, Treasurer, Chief
3337 West 30th Ave.                Financial Officer and a member of
Vancouver, B.C.                    the Board of Directors
Canada V6S 1W3

Sergei Stetsenko         29        Secretary and a member of the
704 - 1155 Beach Ave.              Board of Directors
Vancouver, B.C.
Canada V6E 1V2

Yaroslav Grabovetsky     36        Member of the Board of Directors
1102 - 1949 Comox St.
Vancouver, B.C.
Canada V6G 1R7

     The persons named above have held their offices/positions and are expected to hold their offices/positions until the next annual meeting of our stockholders.

Background of Officers and Directors

     Hugh Grenfal has been our President, Treasurer, Chief Financial Officer and a member of our board of directors since inception. From January 1991 to June 1996, Mr. Grenfal was President of Booker Gold Explorations Ltd., a mining and exploration corporation located in Vancouver, British Columbia. Since October 1996, Mr. Grenfal has been a Director of Callinan Mines Ltd., a mining and exploration corporation located in Vancouver, British Columbia with revenue producing copper and zinc properties located in Manitoba, Canada. Since June 1999, Mr. Grenfal has been President of Paxton Mining Corporation located in Vancouver, British Columbia. Paxton Mining Corporation is a mining company. Since September 1999, Mr. Grenfal has been President of Ancona Mining Corporation located in Vancouver, British Columbia. Ancona Mining is an exploration. Since September 1999, Mr. Grenfal has been President of Palal Mining Corporation located in Vancouver, British Columbia. Palal Mining is en exploration company. Since January 2000, Mr. Grenfal has been President of Aberdene Mining Limited located in Vancouver, British Columbia. Aberdene Mining is en exploration company. Mr. Grenfal is currently not a full-time employee with another entity.

     Sergei Stetsenko has been our Secretary and a member of our board of directors since inception. From December 1994 to June 1996, Mr. Stetsenko was the operations manager of Booker Gold Explorations Ltd. His responsibilities included overseeing and implementation of exploration programs and a member of the Hearne Hill copper deposit discovery team. From October 1996 to the present, Mr. Stetsenko was the operations manager of exploration for Callinan Mines Limited. Since September 1999, Mr. Stetsenko has been Secretary of Ancona Mining Corporation located in Vancouver, British Columbia. Ancona Mining Corporation is an exploration company. Since September 1999, Mr. Stetsenko has been Secretary of Palal Mining Corporation located in Vancouver, British Columbia. Palal Mining Corporation is an exploration company. Mr. Stetsenko is currently not a full-time employee with another entity.

     Yaroslav Grabovetsky has been a member of the Board of Directors since January 20, 2000. From January 1995 to the November 1996, Mr. Grabovetsky was the manager of Universal Park Ltd., an electronics distributing company. From March 1997 to the present, Mr. Grabovetsky has been a director of Trent MPEX Co. Trent MPEX Co. is an international food exporter.

Conflicts of Interest

     We believe that Hugh Grenfal and Sergei Stetsenko will be subject to conflicts of interest. The conflicts of interest arise from Messrs. Grenfal and Stetsenko's relationships with other mining corporations. In the future, Messrs. Grenfal and Stetsenko will continue to be involved in the mining business for other entities and such involvement could create conflicts of interest. At the present time, we do not foresee a direct conflict of interest because we do not intend to acquire any additional mining properties. The only conflicts that we foresee are Messrs. Grenfal and Stetsenko's devotion of time to mining projects that do not involve us.

     Specifically, Hugh Grenfal is an officer and director of Callinan Mines Ltd., Ancona Mining Corporation, Paxton Mining Corporation, Palal Mining Corporation and Aberdene Mining Corporation, all of which are engaged in the mining business. Mr. Stetsenko is an officer of Ancona Mining Corporation and Palal Mining Corporation; and, operations manager for Callinan Mines Ltd., all of which are engaged in the mining business. Presently, none of the foregoing operate mines or receive royalties from properties operated by others with the exception of Callinan Mines Ltd. which receives CDN$149,000 annually from a copper zinc mine in Flin Flon, Manitoba operated by Hudson Bay & Smelting Co. Neither we nor our officers are affiliated with Hudson Bay & Smelting Co. In the future, however, such corporations could begin operating mines.

--------------------------------------------------------------------
                      EXECUTIVE COMPENSATION
--------------------------------------------------------------------

Summary Compensation

     The following table sets forth the compensation paid to our officers and directors since our inception. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and all other compensation.


SUMMARY COMPENSATION TABLE
(a)           (b)     (c)    (d)      (e)         (f)         (g)       (h)
                             Other                Securities
Name and                     Annual   Restricted  Underlying  All       Other
Principal                    Compen-  Stock       Options/    LTIP      Compen
Position      Salary  Bonus  sation   Award(s)    SARs        Payouts   sation

Hugh Grenfal  -       -      -        $81,821     -           -         -
President

Sergi         -       -      -        $81,821     -           -         -
 Stetsenko
Secretary

Yarsolav      -       -      -        $81,821     -           -         -
 Grabovetsky
 Director

     There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors.

Option/SAR Grants

     No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs and freestanding SARs have been made to any executive officer or any director since our inception, accordingly, no stock options have been exercised by any of the officers or directors since we were founded.

Long-Term Incentive Plan Awards

     We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year, whether such performance is measured by reference to our financial performance, our stock price, or any other measure.

Compensation of Directors

     We do not have any plans to pay our directors any money. We did allow Mr. Grabovetsky to purchase 1,500,000 shares of common stock for $1,500. Mr. Grabovetsky will not receive any additional compensation as one of our directors. Our other directors who are also officers have been and will only be compensated as officers.

The directors did not receive any other compensation for serving as members of the board of directors. The Board has not implemented a plan to award options. There are no contractual arrangements with any member of the board of directors.

     We do not expect to pay any salaries to our officers until such time as we generate sufficient revenues to do so.

Indemnification

     Pursuant to the Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

     Regarding indemnification for liabilities arising under the Securities Act of 1933, as amended, which may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.


--------------------------------------------------------------------
                      PRINCIPAL STOCKHOLDERS
--------------------------------------------------------------------

     The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what such ownership will be assuming completion of the sale of all shares in this offering, which we can't guarantee. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Name and Address         Number of      Number         Percentage of
Beneficial               Shares Before  of Shares      Ownership
Owner [1]                Offering       After Offering After Offering
[S]                      [C]            [C]            [C]
Hugh Grenfal             1,500,000      1,500,000      23.08%
3337 West 30th Ave.
Vancouver, B.C.
Canada V6S 1W3

Sergei Stetsenko         1,500,000      1,500,000      23.08%
704 - 1155 Beach Ave.
Vancouver, B.C.
Canada V6E 1V2

Yaroslav Grabovetsky     1,500,000      1,500,000      23.08%
1102 - 1949 Comox St.
Vancouver, B.C.
Canada V6G 1R7

All Officers and Directors
as a Group (3)           4,500,000      4,500,000      69.24%


[1] The persons named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his/its direct and indirect stock holdings. Messrs. Grenfal, Stetsenko and Grabovetsky are the only "promoters" of our company.

Future Sales by Existing Stockholders

     A total of 4,500,000 shares of common stock were issued to the existing stockholders, all of which are "restricted securities," as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one (1) year after their acquisition.

     Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

--------------------------------------------------------------------
                     DESCRIPTION OF SECURITIES
--------------------------------------------------------------------

Common Stock

     Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

     * have equal ratable rights to dividends from funds legally available if and when as and if declared by our board of directors;

     * are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

     * do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

     * are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

     Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present stockholders will own approximately 69.24% of our outstanding shares.

Cash Dividends

     As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Reports

     After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

         Our common stock is defined as a "penny stock" under the Securities and Exchange Act of 1934, and its rules. Because we are a penny stock, you may be unable to resell our shares. Also, the Exchange Act and the penny stock rules impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors. As a result, fewer broker/dealers are willing to make a market in our stock and it may effect the level of news coverage you receive.

Stock Transfer Agent

     Our stock transfer agent for our securities is Pacific Stock
Transfer Company, 5844 South Pecos Road, Suite D, Las Vegas, Nevada 89120 and its telephone number is (702) 361-3033.

--------------------------------------------------------------------
                       CERTAIN TRANSACTIONS
--------------------------------------------------------------------

     In September 1999, we issued a total of 5,000,000 shares of restricted common stock to Hugh Grenfal, Sergei Stetsenko and Maryna Bilynska, officers and directors of our company. This was accounted for as a compensation expense of $273,508 and advances and reimbursement expenses of $1,492.

     On January 20, 2000, Ms. Bilynska resigned and returned 100,000 shares of common stock to the Company which were all of the shares issued to her. Ms. Bilynska had no disputes relating to our
operations, policies or practices.     Ms. Bilynska returned her
shares to us because we believed Mr. Grabovetsky would have more time to devote to the project than Ms. Bilynska. Ms. Bilynska concurred with our decision. She returned her shares of common stock and resigned as an officer and director. Ms. Bilynska did not receive any consideration for the return of her shares.

     On January 20, 2000, we appointed Yaroslav Grabovetsky to the board of directors. We also issued 1,500,000 "restricted" shares of
common stock to Mr. Grabovetsky.     Mr. Grabovetsky paid $545 and
received 1,500,000 shares of common stock which were valued at $81,955.

     Further, on January 20, 2000, Messrs. Grenfal and Stetsenko each return 950,000 shares of common stock to us. This transaction
resulted in a reduction to compensation of $110,000.     Messrs.
Grenfal and Stetsenko did not receive any consideration for returning their shares to us.

     Since our inception, Mr. Grenfal, advanced loans to us in the total sum of $11,400, which were used for organizational and start-up costs and operating capital. The loans do not bear interest and have not been paid as of the date hereof. There are no documents reflecting the loan and they are not due on any date certain. Mr. Grenfal will accept repayment from us when money is available.

--------------------------------------------------------------------
                            LITIGATION
--------------------------------------------------------------------
     We are not a party to any pending litigation and none is contemplated or threatened.

--------------------------------------------------------------------
                              EXPERTS
--------------------------------------------------------------------
     Our financial statements for the period from inception to March 31, 2000, included in this prospectus have been audited by Williams and Webster, P.C., Independent Certified Public Accountants, Seafirst Financial Center, 601 West Riverside Avenue, Suite 1940, Spokane, Washington 99201, as set forth in their report included in this prospectus.

--------------------------------------------------------------------
                           LEGAL MATTERS
--------------------------------------------------------------------
     Conrad C. Lysiak, Attorney at Law, 601 West First Avenue, Suite 503, Spokane, Washington 99201, telephone (509) 624-1475 has acted as legal counsel for our company.

--------------------------------------------------------------------
                       FINANCIAL STATEMENTS
--------------------------------------------------------------------

     Our fiscal year end is June 30. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by an Independent Certified Public
Accountant.

     Our audited financial statement from inception to March 31, 2000 immediately follows:

INDEPENDENT AUDITOR'S REPORT                                     F-1
FINANCIAL STATEMENTS
     Balance Sheet                                               F-2
     Statement of Operations                                     F-3
     Statement of Stockholders' Equity                           F-4
     Statement of Cash Flows                                     F-5
NOTES TO THE FINANCIAL STATEMENTS                                F-6

Board of Directors
Camden Mines Limited
Las Vegas, Nevada


                    INDEPENDENT AUDITOR'S REPORT

We have audited the accompanying balance sheet of Camden Mines Limited, (an exploration stage enterprise), as of March 31, 2000, and the related statements of operations, stockholders' equity and cash flows for three months then ended, and for the period from September 14, 1999 (inception) to March 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Camden Mines Limited, as of March 31, 2000, and the results of its operations and its cash flows for the three months then ended, and for the period from September 14, 1999 (inception) to March 31, 2000 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in
Note 2, the Company has been in the exploration stage since its inception. Realization of a major portion of the assets is dependent upon the Company's ability to meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Williams & Webster, P.S.
Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington

June 15, 2000

                        CAMDEN MINES LIMITED
                 (AN EXPLORATION STAGE ENTERPRISE)
                           BALANCE SHEET
                           March 31, 2000

ASSETS

CURRENT ASSETS
 Cash                                        $      601
 Prepaid expenses                                10,000
                                             ----------
Total Current Assets                             10,601
                                             ----------
OTHER ASSETS
 Mining claims                                       54
                                             ----------

TOTAL ASSETS                                 $   10,655
                                             ==========

LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
 Accounts payable                            $    1,714
 Loans from a related party                      11,435
                                             ----------
Total Current Liabilities                        13,149
                                             ----------
COMMITMENTS AND CONTINGENCIES                        -
                                             ----------
STOCKHOLDERS' EQUITY (DEFICIT)
 Common stock, 100,000,000 shares authorized,
  $0.00001 par value; 4,500,000 shares
  issued and outstanding                             45
Additional paid-in-capital                      247,455
Deficit accumulated during the
 exploration stage                             (249,994)
                                             ----------
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)             (2,494)
                                             ----------
TOTAL LIABILITIES AND STOCKHOLDERS'
 EQUITY (DEFICIT)                            $   10,655
                                             ==========







   The accompanying notes are an integral part of these financial statements.

CAMDEN MINES LIMITED
(AN EXPLORATION STAGE ENTERPRISE)
STATEMENTS OF OPERATIONS


                                                  September 14,
                                   Three          1999
                                   Months         (Inception)
                                   Ended          to
                                   March 31,      March 31,
                                   2000           2000

REVENUES                           $      -       $       -
                                   ---------      ----------
EXPENSES
 Consulting services provided
  by directors                            -          245,462
 Office expense                           66             479
 Legal and accounting                  2,714           2,714
 Mining exploration expense               34           1,339
                                   ---------      ----------
TOTAL EXPENSES                         2,814         249,994
                                   ---------      ----------
NET LOSS FROM OPERATIONS              (2,814)       (249,994)

INCOME TAXES                              -               -
                                   ---------      ----------
NET LOSS                           $  (2,814)     $ (249,994)
                                   =========      ==========
NET LOSS PER COMMON SHARE,
 BASIC AND DILUTED                 $     NIL      $    (0.05)
                                   =========      ==========
WEIGHTED AVERAGE NUMBER OF
COMMON STOCK SHARES OUTSTANDING,
BASIC AND DILUTED                  4,604,396       4,567,839
                                   =========      ==========














   The accompanying notes are an integral part of these financial statements.

                        CAMDEN MINES LIMITED
                 (AN EXPLORATION STAGE ENTERPRISE)
            STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                                             Deficit
                                             Accumulated
                        Common Stock     Additional  During       Total
                     Number              Paid-In     Exploration  Stockholders'
                     of Shares   Amount  Capital     Stage        Equity
                                                                  (Deficit)
Issuance of common
 stock for services and
 in payment of advances
 for approximately
 $.055 per share     5,000,000   $ 50    $ 274,950   $       -    $  275,000

Loss for period ending,
 December 31, 1999          -      -            -      (247,180)    (247,180)
                     ---------   ----    ---------   ----------    ---------
Balance,
 December 31, 1999   5,000,000     50      274,950     (247,180)      27,820

Cancellation of common
 stock returned by
 directors for services
 and payment of advances
 for approximately
 $.055 per share   (2,000,000)    (20)    (109,980)          -      (110,000)

Issuance of common stock
 for services and in
 payment of advances for
 approximately $.055
 per share         1,500,000       15       82,485           -        82,500


Loss for period ending,
 March 31, 2000           -        -            -        (2,814)      (2,814)
                   ---------     ----    ---------   ----------    ---------
Balance
 March 31, 2000    4,500,000     $ 45    $ 247,455   $ (249,994)   $  (2,494)
                   =========     ====    =========   ==========    =========








   The accompanying notes are an integral part of these financial statements.

                        CAMDEN MINES LIMITED
                 (AN EXPLORATION STAGE ENTERPRISE)
                      STATEMENTS OF CASH FLOWS

                                                       September 14,
                                        Three          1999
                                        Months         (Inception)
                                        Ended          to
                                        March 31,      March 31,
                                        2000           2000

CASH FLOWS FROM OPERATING ACTIVITIES
 Net loss                               $  (2,814)     $ (249,994)
 Adjustments to reconcile net loss
  to net cash used by operating
  activities:
  Decrease (increase) in prepaid
   expenses                                 1,000         (10,000)
  Increase in accounts payable              1,714           1,714
  Payment of expenses from
   issuance of stock                           -          245,462
                                        ---------      ----------
Net cash (used) in operating activities      (100)        (12,818)
                                        ---------      ----------
CASH FLOWS FROM INVESTING ACTIVITIES           -               -
                                        ---------      ----------
CASH FLOWS FROM FINANCING ACTIVITIES
 Proceeds from related party loans             35          13,419
                                        ---------      ----------
Net cash provided by financing
 activities                                    35          13,419
                                        ---------      ----------
Change in cash                                (65)            601

Cash, beginning of period                     666              -
                                        ---------      ----------
Cash, end of period                     $     601      $      601
                                        =========      ==========
Supplemental disclosures:

Interest paid                           $      -       $       -
                                        =========      ==========
Income taxes paid                       $      -       $       -
                                        =========      ==========
NON-CASH TRANSACTIONS
 Stock issued in payment of consulting
  and other expenses                    $ 245,462      $  245,462
 Stock issued in payment of advances $ 1,984 $ 1,984 Stock issued in payment of mining
  claims                                $      54      $       54

   The accompanying notes are an integral part of these financial statements.

                        CAMDEN MINES LIMITED
                 (AN EXPLORATION STAGE ENTERPRISE)
                 NOTES TO THE FINANCIAL STATEMENTS
                           March 31, 2000

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Camden Mines Limited (hereinafter "the Company") was incorporated on September 14, 1999 under the laws of the State of Nevada for the purpose of acquiring, exploring and developing mining properties. The Company maintains offices in Las Vegas, Nevada and in Vancouver, British Columbia. The Company's fiscal year end is June 30.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company's management which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Exploration Stage Activities
The Company has been in the exploration stage since its formation in September 1999 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition, exploration and development of mining properties. Upon location of a commercial minable reserve, the Company will actively prepare the site for extraction and enter a development stage.

Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company incurred a net loss of $249,994 for the period of September 14, 1999 (inception) to March 31, 2000 and had no sales. The future of the Company is dependent upon its ability to obtain financing and upon future successful explorations for and profitable operations from the development of mineral properties. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Accounting Method
The Company's financial statements are prepared using the accrual method of accounting.

                        CAMDEN MINES LIMITED
                 (AN EXPLORATION STAGE ENTERPRISE)
                 NOTES TO THE FINANCIAL STATEMENTS
                           March 31, 2000

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Basic and Diluted Loss Per Share
Loss per share was computed by dividing the net loss by the weighted average number of shares outstanding during the period. The weighted average number of shares was calculated by taking the number of shares outstanding and weighting them by the amount of time that they were outstanding. Basic and diluted loss per share was the same, as there were no common stock equivalents outstanding.

Cash and Cash Equivalents
For purposes of the Statement of Cash Flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

Prepaid Expenses
The Company, at certain times, has recorded in its financials statements prepaid expenses. At March 31, 2000, the prepaid expenses consist of retainers paid for professional fees in the amount of $10,000.

Provision for Taxes
At March 31, 2000, the Company had a net operating loss of approximately $245,000. No provision for taxes or tax benefit has been reported in the financial statements, as there is not a measurable means of assessing future profits or losses.

Use of Estimates
The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Impaired Asset Policy
In March 1995, the Financial Accounting Standards Board issued a statement titled "Accounting for Impairment of Long-lived Assets." In complying with this standard, the Company reviews its long-lived assets quarterly to determine if any events or changes in circumstances have transpired which indicate that the carrying value of its assets may not be recoverable. The Company does not believe any adjustments are needed to the carrying value of its assets at March 31, 2000.

Exploration Costs
In accordance with generally accepted accounting principles, the Company expenses exploration costs as incurred.

                        CAMDEN MINES LIMITED
                 (AN EXPLORATION STAGE ENTERPRISE)
                 NOTES TO THE FINANCIAL STATEMENTS
                           March 31, 2000

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreign Currency Valuation
Management has elected to value foreign currency transactions on the date the transaction concludes. The conversion is calculated by multiplying the foreign currency value by the exchange rate at the close of the nearest trading day.

Derivative Instruments
In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 122, "Accounting for Derivative Instruments and Hedging Activities." This standard establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

At March 31, 2000, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

Concentration of Risk
The Company maintains its cash accounts in primarily one commercial bank in Vancouver, British Columbia, Canada. The Company's cash account is a business checking account maintained in U.S. dollars, which totaled $601 as of March 31, 2000. This account is not insured.

NOTE 3 - COMMON STOCK

On September 14, 1999 and January 20, 2000, a net total of 4,500,000 shares of common stock were issued to officers and directors only. There was no public offering of any securities. The aforementioned shares were issued in payment for services valued at $245,462 and advances of $2,038. Total advances include repayment for mining claim recording fees of $54 and other expenses of $1,723. These shares were issued pursuant to exemption from registration contained in Section 4
(2) of the Securities Act of 1933.

In September, 1999 the Company, through Mr. Hugh Grenfal, its president and a member of the Board of Directors acquired 100% of the rights, titles and interests in eight mining claims in the Iron Wolf property, Nanaimo Mining Division, Vancouver Island, B.C. Payment of $54 was required to record the eight mining claims. These amounts were paid by the shareholders and repaid by the Company in the form of stock as denoted above. Although the claims are recorded in Mr. Grenfal's name for tax purposes, title to the claims has been conveyed to the Company via an unrecorded deed.

                        CAMDEN MINES LIMITED
                 (AN EXPLORATION STAGE ENTERPRISE)
                 NOTES TO THE FINANCIAL STATEMENTS
                           March 31, 2000

NOTE 4 - RELATED PARTIES

The Company occupies office space provided by Mr. Hugh Grenfal, its president, in his capacity as Vice President and Director of Callinan Mines Limited at no charge. The value of this space is not considered materially significant for financial reporting purposes.

Mr. Grenfal, Mr. Sergei Stetsenko and Mr. Yaroslav Grabovetsky,
Directors, have advanced monies to the Company to open a checking account, and in payment of expenses. The funds advanced were repaid as part of the original stock issuance transaction. See Note 3.

In addition, Mr. Grenfal, who has advanced $11,435 in payment of incorporation, audit fees, attorney's fees, and other incidental expenses, has agreed to receive reimbursement when the Company has the appropriate cash flow for such reimbursement. The funds advanced are uncollateralized and non-interest bearing.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

The Company is engaged in the exploration and development of mineral properties. At present, there are no feasibility studies establishing proven and probable reserves.

Although the minerals exploration and mining industries are inherently speculative and subject to complex environmental regulations, the Company is unaware of any pending litigation or of any specific past or prospective matters which could impair the value of it mining claims.

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1. Article XII of the Articles of Incorporation of the company, filed as Exhibit 3.1 to the Registration Statement.

2. Article XI of the Bylaws of the company, filed as Exhibit 3.2 to the Registration Statement.

3.   Nevada Revised Statutes, Chapter 78.

     The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:


SEC Registration Fee     .    .    .    .    .    .    $    100.00
Printing Expenses   .    .    .    .    .    .    .       6,500.00
Accounting Fees and Expenses  .    .    .    .    .       5,000.00
Legal Fees and Expenses  .    .    .    .    .    .      25,000.00
Blue Sky Fees/Expenses   .    .    .    .    .    .       5,000.00
Transfer Agent Fees      .    .    .    .    .    .       3,000.00
Miscellaneous Expenses   .    .    .    .    .    .       5,400.00
                                                       -----------
TOTAL                                                  $ 50,000.00
                                                       ===========

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

     During the past three years, the Registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address         Date      Shares    Consideration
---------------------    -------   --------- ----------------
Hugh Grenfal             9/07/99   2,450,000 Services and $746
3337 W. 30th Avenue                          in cash
Vancouver, British Columbia
Canada   V7S 1W3

Sergei Stetsenko         9/07/99   2,450,000 Services and $746
704 -1155 Beach Avenue                       in cash
Vancouver, British Columbia
Canada V6E 1V2

Maryna Bilynska          09/07/99    100,000 Services and $-0-
1210 - 1212 Howe Street                      in cash
Vancouver, British Columbia
Canada V6E 2M9

Yaroslav Grabovetsky     01/20/00  1,500,000 Services and $545
1102 - 1949 Conox St.                        in cash
Vancouver, B.C.
Canada V6G 1R7

     We issued the foregoing restricted shares of common stock to Messrs. Grenfal, Stetsenko and Ms. Bilynska pursuant to Section 4(2) of the Securities Act of 1933. Messrs. Grenfal and Stetsenko are sophisticated investors, are officers and directors of the company, and where in possession of all material information relating to the company. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was made to anyone.

ITEM 27.  EXHIBITS.

     The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation K. All Exhibits have been previously filed unless otherwise noted.

Exhibit No.    Document Description
-----------    ------------------------------------------------------

 3.1*          Articles of Incorporation.
 3.2*          Bylaws.
 4.1*          Specimen Stock Certificate.
 5.1*          Opinion of Conrad C. Lysiak, Esq. regarding the legality
               of the Securities being registered.
10.1*          Iron Wolf 1 Claim.
10.2*          Iron Wolf 2 Claim.
10.3*          Iron Wolf 3 Claim.
10.4*          Iron Wolf 4 Claim.
10.5*          Iron Wolf 5 Claim.
10.6*          Iron Wolf 6 Claim.
10.7*          Iron Wolf 7 Claim.
10.8*          Iron Wolf 8 Claim.
10.9*          Statement of Trustee.

Exhibit No.    Document Description
-----------    ------------------------------------------------------

23.3           Consent of Williams & Webster, P.S., Certified Public
               Accountants.
23.4           Consent of Conrad C. Lysiak, Esq.
27.2           Financial Data Schedule.
99.1*          Subscription Agreement.

ITEM 28. UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2/A-1 Registration Statement and has duly caused this Form SB-2/A-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, on this 22th day of June, 2000.

                              CAMDEN MINES LIMITED

                              BY:  /s/ Hugh Grenfal
                                   Hugh Grenfal, President



     KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Hugh Grenfal, as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Form SB-2/A-1 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                Title                         Date

/s/ Hugh Grenfal         President, Treasurer, Chief   June 22, 2000
Hugh Grenfal             Financial Officer and a member
                         of the Board of Directors

/s/ Sergei Stetsenko     Secretary and a member        June 22, 2000
Sergei Stetsenko         of the Board of Directors


/s/ Yaroslav Grabovetsky Member of the Board of        June 22, 2000
Yaroslav Grabovetsky     Directors